LITTLE SQUAW REPORTS DISCOVERY OF MORE HIGH GRADE GOLD VEINS AT CHANDALAR

(OTC BB: LITS)

Spokane WA, November 15, 2004: Little Squaw Gold Mining Company (the "Company") has completed Phase II of its exploration field season program on its Chandalar, Alaska property.  According to Dick Walters, president, “The work focused on developing a suite of high-grade gold vein drill targets on the Company’s 15.4 square miles of wholly owned mining claims.” Previous exploration recorded 24 gold veins on the property, only four of which received limited development. An independent certified professional geologist carried out the Company’s geologic program this year, and certified assays were provided by ALS Chemex laboratory in Reno, NV.

Walters said, “Phase I ended a 20 year hiatus of hardrock exploration on the property and involved a photo geologic lineament study, expansion of the claim block to catch outlying vein showings and reconnaissance sampling.” The lineament study identified 59 sites thought to be favorable for discovery of mineralization. Follow-up of some of those was accomplished in Phase II with positive results.

Phase II identified two new prospects of gold-quartz veining containing 6 veins. Walters said, “Now there are a total of 30 veins, all of which are as yet of undetermined size, some of the veins are very rich and carry bonanza grades of gold.” The veins are associated with prominent northwest trending fault zones and are classified as belonging to a mesothermal gold vein system of metamorphic orogenic origin.  As such, mineralization should have great vertical range already known to be in excess of 1,500 feet. A thick blanket of frozen soil, rock scree and talus and landslides covers an estimated 80% to 90% of the property, largely concealing the gold veins making exploration and discovery challenging. Walters added, “We have developed a 3 to 5 feet deep soil sampling technique that is successful in finding new veins and extensions of known gold veins.”

Highlights of some of the prospects being evaluated as drill targets

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Little Squaw Vein: This gold-quartz vein is partially explored by trenches and two short tunnels decades old. Previous operators defined an existing shoot of mineralized material containing approximately 2,000 tons of 1.55 oz/t Au. A grab sample from a quartz vein exposed in one of the trenches assayed 5.24 ounces gold per ton (oz/t Au). Channel sampling in a tunnel below that trench yielded 19.98 oz/t Au over 3.54 feet of true width. This sample run includes a 0.84 foot interval of “ribbon quartz” that assays 89.12 oz/t Au with 15.85 oz/t Ag. Another channel sample of this ribbon quartz taken ten feet farther along its in the tunnel assayed 5.16 oz/t Au over 0.85 feet. The ribbon quartz derives its appearance from lenticular seams of dark colored iron sulfides and mica minerals within white quartz. The Company has concluded that the previously defined shoot of mineralized material is open to expansion by drilling, and previous operators probably underestimated the gold grade of the shoot.

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Crystal: A respected mining engineer reported on this prospect in 1909. He extracted 4 tons from an 8-foot-deep shaft driven into an 8-foot-wide quartz vein that was processed in a crude mill. The 4 tons assayed an astounding 47.08 oz/t Au. This site had been lost until the Company re-discovered it this year. The old shaft and associated trenches are completely sloughed in, but a set of veins can be traced over a strike length of at least 400 feet. Thick soil cover hampered efforts to find its limits.  The main quartz vein is at least 5-to-6 feet thick, and has a 0.67-foot-thick footwall of ribbon quartz that assayed 3.64 oz/t Au. The Company’s consulting geologist reports the Crystal vein appears very similar to the Little Squaw vein located along strike 1.5 miles away. The intervening area is entirely covered. The Crystal vein is shaping up as a prime drill target. Extensive dozer trenching and soil sampling is planned to define its extension.

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McLellan: This area contains a swarm of 5 previously unreported quartz veins that are poorly exposed, but can be traced for a distance of at least 1,000 feet along strike. Ribbon quartz has so far been found associated with two of the veins. The ribbon quartz characteristically weathers recessively because of the effect of decomposing sulfide minerals, and is typically not exposed without trenching. Fragments of this material gathered from the surface assayed 1.10 oz/t Au. McLellan is located about 1,500 feet from the Crystal prospect and is believed to be a faulted offset of it. Soil sampling is likewise planned for the McLellan.

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Pioneer:  Previously reported sampling results of a quartz vein exposed in an old prospect trench yielded multi-ounce assays. The Company’s channel sample of a 3-foot-wide quartz vein assayed 0.82 oz/t Au. This sample was taken 35 feet along strike from where another channel sample assayed 2.30 oz/t Au over a vein width of 2.5 feet. Anomalous soil samples in this area range between 120 and 610 ppb and are interpreted to define a buried vein extending outward from both ends of the trench, indicating a vein strike length in excess of 1,500 feet with at least 150 feet of vertical relief. The Pioneer prospect lies within a 3-mile-long shear zone that hosts other mineralized occurrences, and the area is largely soil covered. This high-grade gold drilling target will be refined and possibly expanded with additional soil sampling and dozer trenching prior to drilling.

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Prospector East: This is an unusual Chandalar district prospect due to its high silver relative to gold content. It is located on north side of the property in low hills where few other veins have been found, probably because of thick soil cover. Two grab samples were collected from the dump of an old caved tunnel. One assayed 23.8 oz/t Ag, 0.08 oz/t Au and 11.7 % Pb, and the other sample assayed 5.5 oz/t Ag, 0.09 oz/t Au and 2.2% Pb. The vein appears to be about 3 feet thick and is exposed in some old prospect pits for 400 feet of strike length. Highly anomalous values in bismuth, silver and lead, along with the absence of zinc give this prospect a very distinct geochemical signature that may be indicative of district scale metal zoning. Trenching and soil sampling are planned.

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Rock Glacier: A jumbled mass exceeding a million tons of ice bound soil, cobbles and boulders contains abundant rubble of vein quartz that is highly anomalous in gold, with assays up to 6.5 parts per million (ppm) gold. The soil binding the slide material and stream sediments draining it contain up to one ppm gold. The rock glacier originates in a large meadow about a thousand feet up the mountainside. Soil samples taken in this source area show strong gold anomalies indicating a swarm of six or more buried veins where assays run between 180 and 450 parts per billion (ppb) gold. An extensive soil sampling grid is planned. Also, geophysical surveys such as ground magnetics and induced potential may be used to penetrate the thick cover and trace the various veins prior to trenching and drilling.

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Uranus: A series of previously unreported and closely spaced gold-quartz veins has been found high on a ridge opposite the Rock Glacier gold anomaly. Random chips of decomposed mineralized quartz are strewn in discrete streams over the ground. An aggregate sample of this material assayed 1.47 oz/t Au. The mineralized zone is of unknown width as there is no exposed bedrock, making this prospect especially intriguing for further development.

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Big Tobin: Soil sampling has revealed an important set of mineralized shears. They are important because they strike northeast in contrast to all other known mineralized structures, and they lead directly toward the Mikado gold deposit about 1,000 feet away. That projected structural intersection might be the control for the deposition of the Mikado vein mineralization, and thus may represent a new concept to be applied to future Chandalar exploration efforts.

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Mikado: This mine has produced about 10,000 tons at an average grade of one ounce per ton. Engineering records show that significant un-mined mineralized material remains in the now caved-in mine workings.  The previously mined vein carried extraordinary grades in some places. Two recent grab samples from the mine dump assayed 23.28 oz/t Au with 5.24 oz/t Ag and 1.57 oz/t Au with 0.83 oz/t Ag. The Company’s consulting geologists have concluded that at least two shoots of strongly mineralized material are open to depth extensions and thorough drill testing is justified.

Walters concluded, ”Within a short time the we have been successful in discovering new mineralized structures on the Chandalar property and in progressively developing attractive drill targets for high-grade gold veins. We plan to continue methodical exploration by using geochemical and geophysical surveys over the extensively covered terrain, and to continue building a suite of drill targets. Our geological consultants predict more gold veins will likely be found with this effort and envision that a central processing mill could serve multiple mines.”

Little Squaw Gold is currently seeking financing to accomplish its discovery objectives at Chandalar. These efforts include exploratory discussions with possible senior joint venture partners that would annually finance aggressive drilling campaigns.

A location map of the prospects and the Independent Technical Report are at www.littlesquawgold.com.  An updated map to include the new prospects will be available soon.  For more information contact R. R. Walters, president, at (509) 624-5831, or Terry Swanger at 509 535-0021 or email us at ir@littlesquawgold.com

FORWARD-LOOKING STATEMENT -- Although the company believes its properties have promising potential they are in the early stages of exploration. None have yet been shown to contain proven or probable mineral reserves. There can be no assurance that such reserves will be identified on the property, or if identified mineralization maybe economically extracted. There can be no assurance that they will be found to be economically feasible.